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                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of April 19, 2004 (the "Effective Date"), between Can-Cal Resources Ltd., a Nevada Corporation (the "Company"), whose principal place of business is 8224 Ocean Gate Way, Las Vegas, Nevada, and Terry Brown, an individual (the "Consultant"), whose address is Calle 13a, No. 4004. Col. Santa Rosa, Chihuahua, CP 31050, Chihuahua, Mexico.

                                 R E C I T A L S

A. The Company is engaged in the exploration and development of mineral resource properties.

B. The Consultant wishes to provide geological consulting services ("Services") to the Company, and the Company wishes to hire the Consultant, subject to the terms and conditions of this Agreement.

C. The Consultant, by virtue of his involvement with the Company, will become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, and the exchange of good and valuable consideration, the exchange and receipt of which hereby is acknowledged by all parties, the Company and the Consultant do hereby agree, as follows:

     1. RECITALS. The above recitals are true, correct and are herein incorporated byreference.

     2. EMPLOYMENT. The Consultant is hereby employed to provide Services to the Company in the capacity of Consulting Geologist ("Employment"). The Consultant hereby accepts such Employment, upon the terms and conditions hereinafter set forth, and agrees to make his Services available to the Company on a monthly basis, up to twenty (20) days per month, based on times and lengths of service mutually agreed by the parties.

     3. DURATION. The Employment shall be deemed to have commenced on the Effective Date and shall continue until either party terminates the Agreement, by providing the other party with 60-days advance written notice of termination, or until and unless the Consultant is offered full-time employment as an employee of the Company or any of its subsidiaries. The Company will consider offering the Consultant a full-time employee position, when and if justified by the scope and breath of the Company's future activities in Mexico. However, the Company does not warrant or guarantee that the Consultant will be offered a full-time employee position.

     4. DUTIES DURING EMPLOYMENT PERIOD. The Consultant will perform his Services to the best of his ability giving the Company the full benefit of his knowledge, expertise and technical skill.

     5.   FEES AND OTHER BENEFITS.

          (a) Consulting Fee. The Consultant shall be paid a Consulting Fee (the "Fee"), payable at a rate of US$250 per day of Service, based on the Consultant's submission of a supporting invoice detailing the nature of the Services provided and related time commitments. It is agreed that the Fee shall be payable: (i.) US$160 in cash, by wire transfer of funds to a US bank account to be advised by the Consultant and (ii.) US$90 in restricted common shares ("Shares") of the Company. The number of Shares to be issued in satisfaction of the US$90 portion of the Fee shall be determined by dividing US$90 by the average closing price of the company's common stock, as quoted on the Over-The-Counter Bulletin Board, applicable to the dates for which Services were provided. Any fractional Share resulting from the calculation shall be rounded up. The Fee of $250 per day shall be payable entirely in cash once the Company has raised, as from the Effective Date, at least US$1.0 million in third party financing to support its business activities in Mexico or beginning as of January 1, 2005, whichever comes first.

          (b) Business Expense Reimbursement. The Consultant shall be timely reimbursed for all business-related travel and entertainment expenses, as well as business-related out-of-pocket expenses, incurred directly in the performance of his Services, provided he reports same with proper receipts.

          (c) Finder's Fee. The Consultant has informed the Company that he has a database of mineral properties ("Properties") located in Mexico, based on his involvement with the mining industry in Mexico for over the past ten years. With the signing of this Agreement, the Consultant shall provide the Company with a list of the Properties (the "List") in his database, which shall include the names of the Properties, their location in Mexico, and whether the Properties are owned by a concessionaire (and the concessionaire's name, if available) or by the Federal Government. The Company shall have a right of first refusal to acquire any Property on the List. Any Properties submitted by the Consultant to the Company for acquisition must be in writing. If the Company declines to acquire any Property submitted for acquisition by the Consultant, after a 90 days due diligence period, the Consultant shall be free to offer the Property to another person, company or organization, free of any claim by the Company. The List shall be delivered to the Company separate from this Agreement and shall be held strictly confidential.

If the Consultant presents any of the Properties on the List to the Company, and if the Company subsequently acquires any said Properties, the Consultant shall be entitled to receive, as a Finder's Fee, a 1% Net Smelter Return Royalty ("NSR") on any future sales of mineral products from any said Properties by the Company, any successor company in the event of the sale and/or merger of the Company, or future joint venture entity formed to operate any said Properties. If the Company subsequently abandons any of the acquired Properties, the Company agrees to facilitate the transfer of the Property to any person, company, or organization to be advised by the Consultant, if and as permitted pursuant the Mines Law of Mexico and provided that the Company will not incur any adverse legal or tax consequences.

While this Agreement is in force and the Consultant is providing Services to the Company, the Consultant shall not be entitled to receive a Finder's Fee on: (i.) any Properties on the List which are known to the Company as of the Effective Date, or (ii.) any mineral property brought to the Consultant's attention either by the Company or a third party, or identified and developed by the Consultant during the term of this Agreement, even if the mineral property was one of the Properties on the List and assuming that the Consultant had not previously formally submitted, in writing, any said Properties to the Company for acquisition consideration. The mere submission of the List to the Company by the Consultant shall not be considered a formal presentation of any of the Properties to the Company for acquisition consideration.

     6. DUTIES UPON TERMINATION. Upon the termination of this Agreement, for whatever reason and howsoever arising or effected, the Consultant shall forthwith (and in any event not later than fourteen (14) days after such termination):

          a. Deliver up to the Company all documents, statistics, accounts, memoranda, papers, records and other items of whatsoever nature or description which may be in his possession or control and relate in any way to the business or affairs of the Company and no such documents or other items, nor any part of copy thereof, shall be retained by him.

          b. Resign from any office or appointment held by him with the Company and transfer any share registered in his name as nominee for the Company and should he fail to do so, the Company is hereby irrevocably authorized in his name and on his behalf to sign and deliver every such resignation and transfer

     7.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

          a. The Consultant shall not at any time, either during or after the termination of this Agreement:

               (1) Disclose to any person not employed by the Company or any person not engaged to render services to the Company (except with the prior written consent of a majority of the members of the Board or an officer duly authorized by the Board), any confidential information or trade secrets relating to the Company or any of its business activities obtained by the Consultant while employed by the Company, if such disclosure would cause demonstrable injury, monetary or otherwise, to the Company or its business activities;

               (2) Engage in conduct, or promote others to engage in conduct, which would cause demonstrable injury, monetary or otherwise, to the Company or its business activities

          b. Not subject to the provisions of this section shall be any information which the Consultant can show (1) at the time of disclosure, is in the public domain as evidenced by printed publication through no fault of the Consultant; (2) by written documentation was in his possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or (3) by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

     8. COVENANT NOT TO COMPETE. The Consultant acknowledges and recognizes the highly competitive nature of Company's Business and further acknowledges and recognizes that during the course of his Employment, the Consultant will receive specific knowledge of the Company's Business, access to trade secrets and confidential information. The Consultant acknowledges that Company is without an adequate remedy at law in the event this covenant is violated. The Consultant further acknowledges that this covenant not to compete is an independent covenant within this Agreement. This covenant shall survive this Agreement and shall be treated as an independent covenant for the purposes of enforcement. Accordingly, the Consultant agrees to the following:

          a. That during his Employment with the Company, the Consultant will not individually or in conjunction with others, directly or indirectly, engage in any activity competitive with the Company's business in Mexico, other than on behalf of the Company and as agreed by the Company or except without the written consent of the Company. The Consultant acknowledges and agrees that any mineral property that is developed or identified by him or becomes known to him during the term of this Agreement is for the exclusive benefit of the Company.

          b. For a period of twenty-four (24) months after termination of the Consultant's Employment under this Agreement (the "Restricted Period"), the Consultant will not, individually or in conjunction with others, directly or indirectly, engage in any activity competitive with the Company's business within a geographical area which is within three (3) miles of any exploration or operating mine site of the Company, other than on behalf of the Company and as agreed by the Company or except without the written consent of the Company.

          c. That during his Employment and the Restricted Period, the Consultant will not directly or indirectly recruit or solicit any employee or agent of the Company to discontinue such employment or agency relationship with the Company.

          d. That during his Employment and the Restricted Period, the Consultant will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any of the Company's clients, employees or agents.

          e. The employment of the Consultant in a similar position with another company engaged in the same line of business shall not be prohibited by this Covenant not to Compete, so long as the Consultant does not breach this
Section 8.

     9.   REMEDIES AND ENFORCEMENT.

          a. The Consultant acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 7 or 8 above would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Consultant of any of the provisions of Sections 7 and 8 above, the Consultant agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

          b. If the Consultant violates the restrictions set forth in this Agreement, then the duration of the restrictions under Sections 7 or 8 above shall be extended for an amount of time equal to the number of days that the Consultant violated the Agreement until the date that the Company obtains an order enjoining the Consultant from said violation.

          c. In the event that, despite the express agreement of the Consultant and the Company, any provision stated herein shall be determined by any court or other tribunal of competent jurisdiction to be unenforceable for any reason whatsoever, the parties agree that the provision shall be interpreted to extend only over the maximum period of time for which it may be enforceable; and/or over the maximum extent in any and all other respects as to which it may be enforceable, all as determined by such court or tribunal.

          d. In the event that the Consultant challenges this Agreement and an injunction is issued staying the implementation of the restrictions imposed herein, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise, except that the time remaining on the restrictions shall not be tolled during any period in which the Consultant is unemployed. If a court finds in favor of the Company, the restrictions will be imposed for the amount of time that remains on the restrictions at the time they were tolled, or at the time of the court's decision of the restrictions were not tolled, as the case may be.

          e. The Consultant further acknowledges and agrees that in the event of a breach, or threatened breach of the provisions of Sections 7 and 8 above, the Company will suffer immediate and irreparable harm which said harm is presumed to occur, and that the Company shall be entitled to receive from a court of competent jurisdiction, a temporary restraining order with or without notice to the Consultant, as well as the entry of a preliminary and permanent injunction. Said right to an injunction shall be in addition to and not in limitation of any other rights or remedies the Company may have for damages or otherwise.

          f. It is further expressly understood and agreed that the provisions of this Agreement shall apply whether this Agreement is terminated by the Company or the Consultant or upon its expiration or termination.

          g. If the Consultant breaches this provision and the Company seeks an injunction or other legal remedy to interpret or enforce this covenant, then the Consultant agrees to pay all reasonable attorneys' fees and costs of the Company both for the trial and any appeal.

          h. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

     10. COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT; SURVIVAL OF COVENANTS. It is understood by and between the parties hereto that the foregoing covenants by the Consultant contained in Sections 7 and 8 of this Agreement shall be construed to be agreements independent of any other element of the Consultant's relationship with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties, shall not constitute a defense to the enforcement of the covenants in this Agreement against the Consultant.

     11. EFFECT ON PRIOR AGREEMENTS. This Agreement supersedes any and all prior or written agreements in their entirety between the parties, which shall be void and of no further force and effect after the date of this Agreement.


     12. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested, by overnight delivery, by courier; or by confirmed telecopy, in the case of the Consultant to the Consultant's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the introductory paragraph, or such other place as it may designate.

     13. WAIVER. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     14. COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof, except for the Finder's Fee Agreement between the parties, and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

     16. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns and shall not be assignable by the Consultant. The Company shall require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company, by written agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had occurred.

     17. GOVERNING LAW, VENUE, WAIVER OF JURY TRIAL. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Nevada and shall be governed and construed under and in accordance with the laws of the State of Nevada without giving effect to any principles of conflicts of law.

     18. HEADINGS. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     19. SURVIVAL. Any termination of this Agreement shall not affect the ongoing provisions of this Agreement, which shall survive such termination in accordance with their terms.

     20. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Sections 8 or 9 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     21. CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.



     THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written:



                                            CAN-CAL RESOURCES LTD.



                                            By:    /s/  Anthony F. Ciali
                                                --------------------------------
                                                   ANTHONY F. CIALI
                                                   PRESIDENT & CEO




By:    /s/  Terry Brown
    ------------------------------
     TERRY BROWN
     CONSULTANT